SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated as of January 28, 2020 (the "Second Amendment Effective Date") and is by and between CrowdOut Capital LLC, a Texas limited liability company ("Lender"), and Sunworks Inc., a Delaware corporation ("Borrower").

WITNESSETH:

WHEREAS, Lender and Borrower are parties to that certain Loan Agreement dated as of April 27, 2018 (the "Original Loan Agreement"), as amended by that certain First Amendment to Loan Agreement dated as of June 3, 2019 (collectively, the "Loan Agreement"); and

WHEREAS, Borrower and Lender wish to amend the Loan Agreement to (a) allow the partial prepayment of the Loan without any prepayment fees, and (b) amend certain covenants relating to the composition of Borrower's Board of Directors, all in accordance with the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

2. Partial Prepayment. Notwithstanding anything to the contrary in the Loan Agreement, including without limitation, Section 2.6(a) of the Original Loan Agreement, Borrower, no later than February 3, 2020, shall be permitted to partially prepay the Loan under the Senior Note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.000) (the "Partial Prepayment Installment"), with such Partial Prepayment Installment to be paid by Borrower to Lender in addition to all amounts of interest, principal and any other amounts payable by Borrower as of February 3, 2020 with respect to the Loan. For the avoidance of doubt, no amount of Exit Fee shall be due and payable by Borrower at the time of Borrower's payment of the Partial Prepayment Installment but shall instead be fully payable upon prepayment in full of the Loan, if any, as set forth in such Section 2.6(a).

3. Borrower's Board Composition. Notwithstanding anything in the Loan Agreement to the contrary, including, without limitation, Section 6.26 of the Original Loan Agreement, from the Second Amendment Effective Date, unless there occurs an Event of Default under the Loan Documents, Borrower shall not be required to maintain a Lender Designee on the Board of Directors of Borrower. Effective as of the Second Amendment Effective Date, Sections 4.1(d) and 6.13 of the Original Loan Agreement are hereby of no further force or effect; provided however, in the event of an Event of Default, for so long as the Event of Default is continuing, upon the request of Lender, Borrower shall take such action as is necessary to appoint a Lender Designee to the Board of Directors of Borrower.

4. Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to Lender and agrees that:

(a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except to the extent specifically made with regard to a particular date;

(b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by Borrower and this Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(c) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which Borrower is a party or is subject.

6. Costs and Expenses. Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to, the external attorneys' fees and expenses of attorneys for Lender with respect thereto.

7. Jurisdiction; Governing Law. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the internal, substantive laws of the State of Texas, without giving effect to conflicts of laws principles. The parties voluntarily and irrevocably submit to the jurisdiction of the courts of the State of Texas located in Travis County, Texas, and the Federal Courts of the United States of America located in Travis County, Texas, over any dispute between or among the parties related to or arising out of this Amendment, and each party irrevocably agrees that all such claims in respect of such dispute shall be heard and determined exclusively in such courts. The parties hereby irrevocably consent to the jurisdiction of such courts and hereby waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of such dispute related to or arising out of this Amendment brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

8. Effect of Amendment; Reaffirmation of Loan Documents.

(a) Nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein. The Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to Lender as collateral security for the Obligations under the Loan Documents, in accordance with their respective terms, and

acknowledges that all of such Liens, and all collateral heretofore pledged as security for such Obligations, continues to be and remain collateral for such obligations from and after the date hereof. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Execution of this Amendment by Lender (i) shall not constitute a waiver of any Event of Default that may arise under the Loan Agreement or any of the other Loan Documents, (ii) shall not impair, modify, restrict or limit any right, power, privilege or remedy of Lender with respect to any Event of Default that may arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any custom, course of dealing or other basis for altering any obligation of Borrower or any right, power, privilege or remedy of Lender under the Loan Agreement or any of the other Loan Documents.

(c) The amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future noncompliance with the Loan Agreement or any other Loan Document, nor operate as a waiver of any Event of Default.

(d) This Amendment is a Loan Document.

(e) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement and the Loan Documents as modified or amended hereby.

9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Entire Agreement. This Amendment, and terms and provisions hereof, the Loan Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written and is the final expression and agreement of the parties hereto with respect to the subject matter hereof

12. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the Second Amendment Effective Date.

BORROWER:

Sunworks Inc.,
a Delaware corporation

By: ______________________________
Charles F. Cargile,
Chief Executive Officer

LENDER:

CrowdOut Capital LLC,
a Texas limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________